EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Youbet.com, Inc.
Woodland Hills, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 2004, except for Note 16 which is dated February 19, 2004, relating to the consolidated financial statements of Youbet.com, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California

June 9, 2004

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